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                                                                    EXHIBIT 3.41


                              STATE OF MISSISSIPPI



                               SECRETARY OF STATE
                                  DICK MOLPUS

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                   Mississippi Corporation Information System

     Corporation Name
     MARDI GRAS CASINO CORP.

     Corp ID:  0586827

     Filed:  08/17/1990 at 8:00 A.M.

                                             Dick Molpus

                                             Secretary of State

     Filing Fee Receipt:  $50.00


                              Secretary of State
                                 P.O. Box 136
                              Jackson, MS  39205
                                (601) 359-1333

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           401 MISSISSIPPI STREET. P.O. BOX 136. JACKSON, MS 39205
                            TELEPHONE (601) 359-1350
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                           ARTICLES OF INCORPORATION
                            (Attach conformed copy)

                            X  PROFIT  ___ NONPROFIT
                           ---
                             (MARK APPROPRIATE BOX)

     The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1.   The name of the corporation is:

     Mardi Gras Casino Corp.
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2.   Domicile address is:          1900 24/th/ Avenue
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                                                    STREET

                                   Gulfport, MS  39501
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                                            CITY/STATE/ZIP

3.   The period of duration is: 99 years
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4.   (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows: (THIS IS FOR PROFIT ONLY):

          Classes(es)                          No. of Shares Authorized
          -----------                          ------------------------

          COMMON                                         10,000
     --------------------------            --------------------------------

          (one class only)
     --------------------------            ________________________________


     __________________________            ________________________________

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:

5.   The street address of its initial registered office is:

                         1900 24/th/ Avenue
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                                         STREET

                         Gulfport, MS  39501
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                       NAME/STREET ADDRESS/CITY/STATE/ZIP

     and the name of its initial registered agent at such address is:

                         Virgil G. Gillespie
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6.   The name and complete address of each incorporator is as follows (PLEASE
     TYPE OR PRINT):

                         Virgil G. Gillespie
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                       1900 24/th/ Avenue, Gulfport, MS  39501
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                       NAME/STREET ADDRESS/CITY/STATE/ZIP

7.   Other provisions: Shareholders have preemptive right to acquire a
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     proportionate share of any additional stock issued or sale of treasury
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     stock, based upon the pro rata share of stock of any given stockholder, as
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     his shares bear to the total amount of stock issued.
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                                                     /s/ Virgil G. Gillespie
                                                     ---------------------------

                                                     Virgil G. Gillespie
                                                     ---------------------------
                                                      INCORPORATORS (SIGNATURES)
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                                August 16, 1990

MISSISSIPPI SECRETARY OF STATE
CORPORATE DIVISION
P.O. BOX 136
JACKSON, MS 39205

     RE:  INCORPORATION OF MARDI GRAS CASINO CORP.

Dear Sir:

     We enclose the Articles of Incorporation of Dixieland Casino Corp. The articles are executed in original and exact copy. The necessary parties have signed the document in black ink.

     Our check for the $50 filing fee is enclosed, along with a stamped, self addressed envelope for return mailing of evidenced copy of filing.

     If you have any questions please call me.

                              Sincerely,

                              /s/ Robert G. Gillespie, Jr.

                              Robert G. Gillespie, Jr.